                                                                    Exhibit 99.1


[ANC Rental Corporation Logo]


For Immediate Release     Financial Contact:  Kathleen Hyle
                                              Senior Vice President and
                                              Chief Financial Officer
                                              954-320-6267
                                              ancinvestorrelations@ancrental.com

                               Media Contact: Cheryl Budd
                                              Senior Vice President
                                              Corporate Communications
                                              954-320-4025
                                              buddc@ancrental.com



               ANC RENTAL CORPORATION REPORTS SECOND QUARTER LOSS
                          AND LOWERS FULL YEAR FORECAST

           ENTERS SEASONALLY STRONGEST QUARTER WITH FLEET RIGHT-SIZED

          RETAINS LEHMAN BROTHERS TO EXPLORE STRATEGIC ALTERNATIVES TO
                           MAXIMIZE SHAREHOLDER VALUE

         FORT LAUDERDALE, FL (AUGUST 2, 2001) - ANC Rental Corporation (Nasdaq:
ANCX) today announced a net loss for the second quarter 2001 of $23.6 million or $0.52 per share, compared to net income of $15.5 million last year. Revenue for the three-month period was $850.6 million or $58.6 million below last year.

         Comparative results of operations were impacted by:

         o A significant economic downturn throughout the entire travel sector

         o Continued price competition in the North American airport market

         o Higher fleet costs, which are the results of higher acquisition and disposal costs as well as the relative mix of fleet

         o Higher non-vehicle interest expense, the result of the Company's post-spin capital structure.

                                     -more-

Page 2
ANC Reports Second Quarter Loss


         Commenting, Mr. Michael S. Egan, the Chairman and Chief Executive Officer noted, "In the second quarter, our business has been affected primarily by the dramatic downturn in both business and tour travel. We have been addressing these challenges aggressively, and throughout the quarter, we have made substantial efforts to re-size our fleet, as well as to control discretionary spending and significantly reduce costs throughout the entire organization. Looking ahead, we are entering our strongest quarter with two very strong brands. We believe our rental fleet is now balanced with anticipated demand, and that pricing in the domestic airport market, as compared to last year, is beginning to stabilize.

          "In addition, we have been engaged in investigating, and are continuing to pursue, strategic alternatives to maximize shareholder value and strengthen ANC. We have engaged Lehman Brothers to assist us in evaluating these options, which could include, among other possibilities, a significant investment by a third party or the sale of the Company."

         REVENUE RESULTS

         Consolidated revenue for the quarter was $850.6 million as compared to $909.2 million last year, a decrease of 6.4%. Volume was lower by 4.1% primarily in North America with declines in commercial and tour channels. Pricing for the quarter declined 2.0% excluding the effects of foreign exchange as poor economic conditions, driving lower volumes, continue to adversely affect pricing.

         COST RESULTS

         Direct operating costs decreased $1.3 million to $354.9 million for the quarter ended June 30, 2001. Decreases in field personnel costs, the result of the Company's first quarter cost reduction program, were offset by increasing facility and rent expense due in part to the recently completed sale and leaseback transactions.

         Vehicle depreciation increased $31.6 million to $271.1 million for the quarter ended June 30, 2001. Savings realized in our efforts to rationalize fleet size were more than offset by higher vehicle acquisition costs, relative mix of fleet and losses relative to disposition of fleet.

                                     -more-

Page 3
ANC Reports Second Quarter Loss


         Selling, general and administrative costs decreased $21.1 million to $162.7 million for the quarter ended June 30, 2001. The decrease is the result of the Company's initiatives to lower advertising and marketing spending as well as other discretionary expenses.

         Separately, the quarter's results were favorably impacted by a $1.0 million gain on interest rate hedges due to the application of new derivative accounting standards adopted in 2001. Additionally, June 30, 2000 results were negatively impacted by $8.3 million of transition costs related to the Company's 1999 restructuring plan, which did not recur in the current quarter.

         The benefit for income taxes was $6.9 million for the three months ended June 30, 2001 as compared to a provision of $9.9 million for the prior year. The year to date effective rate was lowered to 33.8% reflecting the effects of the current lower earnings expectations.

         FINANCING TRANSACTIONS

         During the quarter, ANC Rental Corporation closed $1.1 billion of asset-backed financings in two parts (i) $600.0 million of asset-backed medium term notes and (ii) $531.0 million of auction-rate notes. Proceeds of these offerings were used to retire maturing asset-backed medium term notes and provide for the reduction of ANC's $1.1 billion single seller commercial paper program, which is set to expire in September 2001. The Company expects to replace remaining maturing capacity with similar asset-backed financings. The Company closed additional seasonal fleet financing facilities with a total capacity of $300.0 million.

         As of June 30, 2001 the Company rolled-over its $200.0 million interim financing into a six-year term loan; concurrent with the roll-over the Company became obligated to issue warrants representing up to approximately 3.7 million shares of common stock. The warrants have a term of ten years and an exercise price of $0.01 per share.

         Also during the quarter, the Company completed its program of sale and leaseback transactions, generating net proceeds of $31.3 million for the quarter and $110.3 million for the year. The proceeds initially have been used for working capital purposes and then up to approximately $70.0 million is scheduled to be used in September 2001 to pay down a portion of the roll-over loan.

                                     -more-

Page 4
ANC Reports Second Quarter Loss


         EARNINGS OUTLOOK

         With economic and industry conditions uncertain, the Company anticipates third quarter earnings to range between $0.40 to $0.60 per diluted share as compared to $1.10 per diluted share in the prior year with North American revenue per day up to 2% below last year and volumes 5% below last year. For the full year, the Company anticipates reporting a loss in the range of $1.10 to $1.45 per share compared to $0.04 loss per share in the prior year.

         ANC Rental Corporation (Nasdaq: ANCX), headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.5 billion in 2000. ANC Rental Corporation, the parent company of Alamo and National, has more than 3,000 locations in 66 countries and employs approximately 19,000 associates worldwide.

CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTION, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10-K AND OTHER SEC FILINGS.

                                     -more-

Page 5
ANC Reports Second Quarter Loss


                             ANC Rental Corporation
                Consolidated Statements of Operations (Unaudited)
                    ($ in Millions Except Per Share Amounts)



                                                                Three Months                          As % of
                                                               Ended June 30,                       Total Revenue
                                                        ---------------------------            ----------------------
                                                           2001              2000              2001             2000
                                                        ---------         ---------            -----            -----
Revenue:
      Alamo                                             $   345.3         $   366.9             40.6%            40.4%
      National                                              348.3             383.3             41.0             42.2
                                                        ---------         ---------            -----            -----
          North America                                     693.6             750.2             81.6             82.6
      Alamo Local Market                                     65.7              67.7              7.7              7.4
      International                                          91.3              91.3             10.7             10.0
                                                        ---------         ---------            -----            -----
    Total Revenue                                           850.6             909.2            100.0            100.0

 Direct operating costs                                     354.9             356.2             41.6             39.2
 Vehicle depreciation, net                                  271.1             239.5             31.9             26.3
 Selling, general, and administrative                       162.7             183.8             19.1             20.2
 Severance/transition cost                                     --               8.3               --              0.9
 Amortization of intangible assets                            2.5               2.5              0.3              0.3
 Interest expense, net of income                             90.4              90.9             10.7             10.0
 Fair value adjustment on interest rate hedges               (1.0)               --             (0.1)              --
 Loss on sale and leaseback transaction                       0.5                --              0.1               --
 Other (income) expense, net                                   --               2.6               --              0.3
                                                        ---------         ---------            -----            -----

 Income (loss) before income taxes                          (30.5)             25.4             (3.6)             2.8

 Provision (benefit) for income taxes                        (6.9)              9.9             (0.8)             1.1
                                                        ---------         ---------            -----            -----
 Net income (loss)                                      $   (23.6)        $    15.5             (2.8)%            1.7%
                                                        =========         =========            =====            =====
   Net income (loss) per share:
        Basic & diluted                                 $   (0.52)        $    0.34

 Shares used in computing per share amounts:
        Basic & diluted                                      45.2              45.1



                                     -more-

Page 6
ANC Reports Second Quarter Loss


                             ANC Rental Corporation
                Consolidated Statements of Operations (Unaudited)
                    ($ in Millions Except Per Share Amounts)


                                                                    Six Months                              As % of
                                                                  Ended June 30,                         Total Revenue
                                                         -------------------------------           ----------------------
                                                             2001               2000               2001             2000
                                                         -----------         -----------           -----            -----
 Revenue:
       Alamo                                             $     646.3         $     682.0            39.9%            39.7%
       National                                                669.8               721.4            41.4             42.0
                                                         -----------         -----------           -----            -----
           North America                                     1,316.1             1,403.4            81.3             81.7
       Alamo Local Market                                      129.1               137.9             8.0              8.0
       International                                           174.4               176.7            10.7             10.3
                                                         -----------         -----------           -----            -----
           Total Revenue                                     1,619.6             1,718.0           100.0            100.0

  Direct operating costs                                       691.0               701.1            42.6             40.8
  Vehicle depreciation, net                                    512.7               469.1            31.7             27.3
  Selling, general, and administrative                         320.5               366.8            19.8             21.3
  Severance / transition cost                                    2.0                15.7             0.1              0.9
  Amortization of intangible assets                              5.0                 5.0             0.3              0.3
  Interest expense, net of income                              178.7               172.2            11.0             10.1
  Fair value adjustment on interest rate hedges                  2.3                  --             0.1               --
  Loss on sale and leaseback transaction                         4.2                  --             0.3               --
  Other (income) expense, net                                   (0.6)                2.9              --              0.2
                                                         -----------         -----------           -----            -----

  Loss before income taxes                                     (96.2)              (14.8)           (5.9)            (0.9)

  Provision (benefit) for income taxes                         (32.5)               (5.8)           (2.0)            (0.3)
                                                         -----------         -----------           -----            -----

  Net loss before cumulative effect of
     change in accounting principle                            (63.7)               (9.0)           (3.9)            (0.6)

  Cumulative effect of change in accounting
     principle, net of tax                                       7.1                  --             0.4               --
                                                         -----------         -----------           -----            -----
  Net loss                                               $     (56.6)        $      (9.0)           (3.5)%           (0.6)%
                                                         ===========         ===========           =====            =====
  Net loss per share before cumulative effect
    of change in accounting principle:
        Basic & diluted                                  $     (1.41)        $     (0.20)

  Net loss per share:
        Basic & diluted                                  $     (1.25)        $     (0.20)

  Shares used in computing per share amounts:
        Basic & diluted                                         45.2                45.1








                                     -more-

Page 7
ANC Reports Second Quarter Loss


                             ANC Rental Corporation
                      Key Operating Statistics (Unaudited)
                   ($ in Millions Except Statistical Amounts)


                                                     Three Months Ended June 30,
                                                   -------------------------------
                                                      2001                2000               Change
                                                   -----------         -----------          ----------
  KEY OPERATING STATISTICS
  Revenue per day                                  $      35.54        $      36.32              (2.1)%
  Revenue per day, net of foreign exchange
    translation                                    $      35.82        $      36.55              (2.0)%
  Charge days in millions                                 23.6                24.6               (4.1)%
  Utilization                                             76.87%              79.63%             (276)bps

  OTHER DATA
  Vehicle interest expense                         $      75.7         $      87.9         $     12.2
  Non-vehicle interest expense                            16.6                 3.5              (13.1)
  Non-vehicle depreciation and amortization               31.6                25.5               (6.1)
  Capital expenditures                                     9.6                21.6               12.0




  BALANCE SHEET DATA                               June 2001           December 2000       June 2000
                                                   -----------         -------------       ----------

  Cash                                             $      96.6         $      21.4         $     10.3
  Restricted cash                                        334.5               321.9              273.1
  Vehicles, net                                        5,262.1             4,451.4            5,583.2
  Vehicle debt                                         4,728.9             4,228.9            4,939.0
  Other debt                                             289.3               276.7              332.8
  Shareholders' equity                                   820.0               892.6              894.3




                                      ###